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                                                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OnHealth Network Company 1998-1999 New Hire Plan of our report dated March 15, 1999, with respect to the financial statements and schedule of OnHealth Network Company included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                         \s\ERNST & YOUNG LLP

                                                          ERNST & YOUNG LLP


Seattle, Washington
June 22, 1999